UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2011 (July 8, 2011)
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33901 (Commission File Number)	26-1219283 (I.R.S. Employer Identification No.)
10 Bank Street, 12th Floor
White Plains, NY 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 8, 2011, Fifth Street Finance Corp. (“Fifth Street”) amended the terms of its three-year syndicated credit facility led by ING Capital LLC (the “ING facility”). The ING facility’s interest rate was reduced to LIBOR plus 3.0% per annum, with no LIBOR floor, when the facility is drawn more than 35%. Otherwise, the interest rate will be LIBOR plus 3.25% per annum, with no LIBOR floor. These rates are contingent upon Fifth Street maintaining its recently-issued investment grade credit rating. Prior to the amendment, the ING facility’s interest rate was LIBOR plus 3.5% per annum.
In addition, the size of the ING facility was increased from $215 million to $230 million, and the ING facility’s accordion feature now allows for future expansion up to a total of $350 million.
The foregoing description of the amendment to the ING facility does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Agreement and Amendment No. 2 to the Guarantee, Pledge and Security Agreement, filed as Exhibit 10.1 hereto, and the Incremental Assumption Agreement, filed as Exhibit 10.2 hereto, both of which are incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Agreement and Amendment No. 2 to the Guarantee, Pledge and Security Agreement, among Registrant, FSFC Holdings, Inc., Fifth Street Fund of Funds LLC, ING Capital LLC, Royal Bank of Canada, UBS Loan Finance LLC, Morgan Stanley Bank, N.A., Key Equipment Finance, Inc., Deutsche Bank Trust Company Americas and Patriot National Bank, dated as of July 8, 2011.

10.2	Incremental Assumption Agreement among Registrant, FSFC Holdings, Inc., Fifth Street Fund of Funds LLC, ING Capital LLC and Royal Bank of Canada, dated as of July 8, 2011.

99.1	Press Release dated July 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011	FIFTH STREET FINANCE CORP.
	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President